HIGH TIMES

Hightimes Holding Corp.
10990 Wilshire Blvd., Penthouse
Los Angeles, CA 90024

November 13, 2018

To: Holders of Hightimes Purchase Notes

Re: Amendment of Prior Agreements

Dear Noteholder:

Reference is made to the following agreements among Hightimes Holding Corp., a Delaware corporation ("Hightimes"), and each of you (collectively, the Prior Agreements"), including:

(a) the Stock Purchase Agreement, dated as February 14, 2017, among Hightimes, Trans-High Corporation ("THC") and each of you in your capacities as stockholders of THC (the "Purchase Agreement"), pursuant to which each of you received, as partial consideration for the shares of common stock of Tran-High Corporation, your proportionate interest in a total of $30,000,000 original principal amount of convertible notes that automatically convert into common stock of Hightimes upon the occurrence of an "Approved Public Listing" as that term is defined in the Purchase Agreement (the "Purchase Notes");

(b) the agreement, dated as of October 31, 2017 (the "October 31 Agreement"), among each of you and Hightimes pursuant to which, among other things, (i) Hightimes agreed to issue to you voting Class A common stock upon conversion of your Purchase Notes, (ii) Hightimes agreed to increase to 10% (and 12% default interest) the interest rate on principal installments of Purchase Notes that were deferred as to payment, and (iii) each of you agreed that upon a Conversion Event (as defined) the number of shares of Class A common stock of Hightimes would be based on dividing 75% of the outstanding principal amount of Purchase Notes by the Public Offering Conversion Price (which is $11.00 per share.

(c) the Default Waiver letter executed by each of you and Hightmes on May 24, 2018 (the "Default Waiver") and the separate Payment Waiver Letter dated on or about September 7, 2018 executed by each of you and Hightimes in which, among other things, certain of you agreed to convert 35% of the Purchase Note amounts owed to you as of August 31, 2018 into shares of Class A voting Common Stock of Hightimes at a conversion price of $11.00 per share (collectively, with the Default Waiver, the Waiver Letters").

All capitalized terms not defined in this letter shall have the same meaning as such terms were defined in the Prior Agreements.

As at the date hereof, Hightimes acknowledges that it has been unable to pay the November 28, 2017, February 28, 2018, May 28, 2018 and August 28, 2018 quarterly installments of principal and accrued interest that were due under the current $28,500,000 principal amount of Purchase Notes.

We are asking for your continued support in our efforts to sustain and build a profitable business and a successful public company. Accordingly, by execution of this letter, it is hereby agreed as follows:

- As of October 31, 2018, Hightimes represents that it owes a total of $6,000,000 in past due principal and $1,448,930 of accrued interest on your Purchase Notes. Exhibit A annexed hereto sets forth the amount of principal and accrued interest owed to each of you.

- Each of you agree to waive any prior defaults in payments under the Purchase Notes (but not any accrued default interest through the date hereof), or any failure by Hightimes to comply with any terms and conditions contained in the Waiver Letters.

- Each of you agree to waive your rights under the Waiver Letters or the Use of Proceeds section of the Offering Circular, as amended, in connection with the Offering to receive accrued interest or defaulted principal installments on the Note payable to the undersigned out of the proceeds received by Hightimes from the Offering through and including October 31, 2018.

- Each of you acknowledge and agree that, pursuant to the Payment Waiver Letter dated September 7, 2018, a total of $2,914,395 of the accrued but unpaid interest that was due as of August 31, 2018 was converted into a total of 264,945 shares of Class A voting Common Stock of Hightimes at a conversion price of $11.00 per share; the allocation of which converted shares are set forth on Exhibit A hereto.

- Hightimes hereby covenants and agrees to pay to each of you the aggregate sum, payable in cash, of $1,500,000, in such individual amounts as are set forth on Exhibit A (the "Cash Payment"); which Cash Payment shall be made, as to $1,000,000 by note later than November 15, 2018 and as to $500,000 by not later than November 30, 2018.

- Hightimes has advised you that ExWorks Capital Fund I, L.P. ("ExWorks") intends to exercise two warrants to purchase Hightimes Class A common stock (the "ExWorks Warrants"), and intends to apply 100% of the estimated total $3,046,000 exercise price of the ExWorks Warrants toward the reduction of the current $14,039,284 outstanding senior secured convertible note issued by Hightimes, THC and its subsidiaries to ExWorks (the "ExWorks Note"). Accordingly, but subject at all times to the exercise of the ExWorks Warrants and reduction of the ExWorks Note, as stated above, each of you agrees to convert your proportionate share of $3,046,000 of Purchase Notes into 276,909 additional shares of Hightimes Class A common stock at a conversion price of $11.00 per share. The allocation of the 276,909 converted shares among each of you is set forth on Exhibit A hereto.

- The unpaid total balance of $2,902,930 due and payable to you under the Prior Agreements shall be evidenced by 12% Hightimes non-convertible notes, each dated as of November 1, 2018 (the Final Notes") that will mature on October 31, 2019 (the "Maturity Date"), but which shall be subject to mandatory prepayment (applied first to accrued interest and then to outstanding principal) at the rate of twenty percent (20%) of all net proceeds (defined as gross proceeds, less selling commissions and expenses) received in cash by Hightimes from all public and private financings (including the Offering) that may occur from November 1, 2018 through and including the October 31, 2019 Maturity Date of the Final Notes. The allocation of the Final Notes among each of you is set forth on Exhibit A hereto and the form of Final Note to be issued to each of you is set forth on Exhibit B hereto.

- To insure that timely prepayments of the Final Notes are made, Hightimes shall instruct Prime Trust to remit to the CKR Law attorneys IOLA escrow account twenty percent (20%) of all funds to be released from escrow in the Offering; which funds shall be wired by such attorneys to each of you in accordance with Exhibit A and your individual wire instructions. In addition, Hightimes will make similar arrangements with any placement agent or investment banker providing Hightimes with additional financing until the Final Notes have been paid in full.

- We hereby mutually agree that, after giving effect to the above conversions, the total remaining outstanding principal amount of Purchase Notes owed to all of you is $28,500,000, less $6,000,000 for a total of $22,500,000 in principal amount (the "Purchase Note Balance"). By your execution of this Agreement and in anticipation of Hightimes Class A common stock being approved, by not later than November 30, 2018, to be quoted for trading on the OTCQX Market, as an Approved Public Listing, each of you hereby agrees to immediately convert your proportionate share of 75% of $22,500,000 principal amount of Purchase Notes, or $16,875,000 into an aggregate of 1,534,090 additional shares of Hightimes Class A common stock (the "Purchase Note Balance Conversion Shares"). The allocation of such Purchase Note Balance

Conversion Shares among each of you is set forth on Exhibit A hereto. In the unlikely event that such Approved Public Listing does not occur by November 30, 2018, you may at your election, rescind your conversion of the Purchase Notes Balance and retain your proportionate interest in such Purchase Note Balance.

- Each of you hereby approve the filing of an appropriate Form 1-U Current Report by Hightimes with the SEC, including a press release to reflect the terms of this Agreement.

Hightimes agrees to comply with its obligations under this Agreement and any material breach hereof shall constitute a default under the Purchase Notes that have not been converted into Class A common stock or as may be reinstated in the event that an Approved Public Listing shall not have occurred by November 30, 2018, as contemplated hereby. Each of you reserve your rights under such Purchase Notes.

Except as otherwise modified by the terms of this Agreement, all of the terms and conditions of the Prior Agreements shall remain in full force and effect.

This Agreement may be executed in multiple counterparts, each of which when taken together shall constitute one and the same Agreement. This Agreement may be executed by facsimile or pdf signatures which shall have the same legal effect as original signatures.

We thank you for your continued support and assistance of Hightimes and trust that you will be amply rewarded for your accommodation.

Signature page follows

This Agreement may be executed in multiple counterparts, each of which when taken together shall constitute one and the same Agreement.

Very truly yours,

Hightimes Holding Corp.

By: ______________________
Adam E. Levin, CEO

ACCEPTED AND AGREED:

____
Matthew Stang

____
Nicholas Zitelli

____
Michael Safir

Approved Trust I

By: ______________________
Colleen Manley, Trustee

Trans-High Family Trust
(formerly, the Egglufstein Trust I)

By: ______________________
Colleen Manley, Trustee

____
Judith Baker

Candlelight Trust

By: ______________________
Judith Baker, Trustee

Michael Kennedy Family Trust
Under Section 2.4 of the Michael Kennedy
Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Non-Exempt Marital Trust Section 2.3
Of the Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Exempt Marital Trust Section 2.3 of the
Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

This Agreement may be executed in multiple counterparts, each of which when taken together shall constitute one and the same Agreement.

Very truly yours,

Hightimes Holding Corp.

By: ______________________
Adam E. Levin, CEO

ACCEPTED AND AGREED:

____
Matthew Stang

____
Nicholas Zitelli

____
Michael Safir

Approved Trust I

By: ______________________
Colleen Manley, Trustee

Trans-High Family Trust
(formerly, the Egglufstein Trust I)

By: ______________________
Colleen Manley, Trustee

____
Judith Baker

Candlelight Trust

By: ______________________
Judith Baker, Trustee

Michael Kennedy Family Trust
Under Section 2.4 of the Michael Kennedy
Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Non-Exempt Marital Trust Section 2.3
Of the Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Exempt Marital Trust Section 2.3 of the
Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Very truly yours,

Hightimes Holding Corp.

By: ______________________
Adam E. Levin, CEO

ACCEPTED AND AGREED:

____
Matthew Stang

Nicholas Zitelli

____
Michael Safir

Approved Trust I

By: ______________________
Colleen Manley, Trustee

Trans-High Family Trust
(formerly, the Egglufstein Trust I)

By: ______________________
Colleen Manley, Trustee

____
Judith Baker

Candlelight Trust

By: ______________________
Judith Baker, Trustee

Michael Kennedy Family Trust
Under Section 2.4 of the Michael Kennedy
Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Non-Exempt Marital Trust Section 2.3
Of the Michael Kennedy Revocable Trust

By:
Michael Kennedy, Trustee

Exempt Marital Trust Section 2.3 of the
Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Very truly yours,

Hightimes Holding Corp.

By: ______________________
Adam E. Levin, CEO

ACCEPTED AND AGREED:

____
Matthew Stang

____
Nicholas Zitelli

____
Michael Safir

Approved Trust I

By: ______________________
Colleen Manley, Trustee

Trans-High Family Trust
(formerly, the Egglufstein Trust I)

By: ______________________
Colleen Manley, Trustee

____
Judith Baker

Candlelight Trust

By ______________________
Judith Baker, Trustee

Michael Kennedy Family Trust
Under Section 2.4 of the Michael Kennedy
Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Non-Exempt Marital Trust Section 2.3
Of the Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Exempt Marital Trust Section 2.3 of the
Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

{00205978.5 / 5053.001}

Very truly yours,

Hightimes Holding Corp.

By: ______________________
Adam E. Levin, CEO

ACCEPTED AND AGREED:

____
Matthew Stang

____
Nicholas Zitelli

____
Michael Safir

Approved Trust I

By: ______________________
Colleen Manley, Trustee

Trans-High Family Trust
(formerly, the Egglufstein Trust I)

By: ______________________
Colleen Manley, Trustee

____
Judith Baker

Candlelight Trust

By: ______________________
Judith Baker, Trustee

Michael Kennedy Family Trust
Under Section 2.4 of the Michael Kennedy
Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Non-Exempt Marital Trust Section 2.3
Of the Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Exempt Marital Trust Section 2.3 of the
Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Very truly yours,

Hightimes Holding Corp.

By: ______________________
Adam E. Levin, CEO

ACCEPTED AND AGREED:

____
Matthew Stang

____
Nicholas Zitelli

____
Michael Safir

Approved Trust I

By: ______________________
Colleen Manley, Trustee

Trans-High Family Trust
(formerly, the Egglufstein Trust I)

By: ______________________
Colleen Manley, Trustee

____
Judith Baker

Candlelight Trust

By: ______________________
Judith Baker, Trustee

Michael Kennedy Family Trust
Under Section 2.4 of the Michael Kennedy
Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Non-Exempt Marital Trust Section 2.3
Of the Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Exempt Marital Trust Section 2.3 of the
Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Very truly yours,

Hightimes Holding Corp.

By: ______________________
Adam E. Levin, CEO

ACCEPTED AND AGREED:

____
Matthew Stang

____
Nicholas Zitelli

____
Michael Safir

Approved Trust I

By: ______________________
Colleen Manley, Trustee

Trans-High Family Trust
(formerly, the Egglufstein Trust I)

By: ______________________
Colleen Manley, Trustee

____
Judith Baker

Candlelight Trust

By: ______________________
Judith Baker, Trustee

Michael Kennedy Family Trust
Under Section 2.4 of the Michael Kennedy
Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Non-Exempt Marital Trust Section 2.3
Of the Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Exempt Marital Trust Section 2.3 of the
Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

EXHIBIT A

Interest Conversion as of September 7, 2018
Amount Due as of August 31st 2018

Shareholder Name	Principal amount	Internest amount	Total Due	35% of Accrued Interest + Principal Due	Shares @ $11
Matthew Stang	$578,313.24	$359,919.09	$938,232.33	$328,383.00	29,853
Nicholas Zitelli (a)	$578,313.24	$359,919.09	$938,232.33		
Michael Safir (a)	$289,156.64	$179,959.58	$469,116.22		
Approved Trust 1 (Colleen Manley and Jessica Manley - Co-Trustees)	$216,867.48	$134,969.65	$351,837.13	$123,145.00	11,195
Trans-Hi Family Trust (formally Eggluftstein Trust) (Colleen Manley Trustee)	$361,445.80	$224,949.41	$586,395.21	$205,238.00	18,658
Judith Baker	$1,337,349.40	$832,312.93	$2,169,662.33	$759,385.00	69,035
Candlelight Trust (Judith Baker - Trustee)	$795,180.72	$494,888.74	$1,290,069.46	$451,528.00	41,048
Michael Kennedy Family Trust Under Section 2.4 of the Michael Kennedy Revocable Trust	$267,842.16	$166,694.28	$434,536.44	$152,086.00	13,826
Non-Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	$1,508,432.52	$938,788.29	$2,447,220.81	$856,526.00	77,866
Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	$67,098.80	$41,759.59	$108,858.39	$38,104.00	3,464
Totals	$6,000,000.00	$3,734,160.65	$9,734,160.65	$2,914,395.00	264,945

(a) - Signed Wavier - No Conversion

Allocation of Cash Payment

Shareholder Name	Percent of Ownership of THC	November 15th, 2018	November 30th, 2018	Total
Matthew Stang	9.638554%	$96,385.54	$48,192.77	$144,578.31
Nicholas Zitelli	9.638554%	$96,385.54	$48,192.77	$144,578.31
Michael Safir	4.819277%	$48,192.77	$24,096.39	$72,289.16
Approved Trust 1 (Colleen Manley and Jessica Manley - Co-Trustees)	3.614458%	$36,144.58	$18,072.29	$54,216.87
Trans-Hi Family Trust (formally Eggluftstein Trust) (Colleen Manley Trustee)	6.024096%	$60,240.96	$30,120.48	$90,361.44
Judith Baker	22.289157%	$222,891.57	$111,445.79	$334,337.36
Candlelight Trust (Judith Baker - Trustee)	13.253012%	$132,530.12	$66,265.06	$198,795.18
Michael Kennedy Family Trust Under Section 2.4 of the Michael Kennedy Revocable Trust	4.464036%	$44,640.36	$22,320.18	$66,960.54
Non-Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	25.140543%	$251,405.43	$125,702.70	$377,108.13
Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	1.118313%	$11,183.13	$5,591.57	$16,774.70
Totals	100.000000%	$1,000,000.00	$500,000.00	$1,500,000.00

Allocation of ExWorks Warrant Exercise Reduction

Shareholder Name	Percent of Ownership of THC	Allocation of Debt Reduction	Conversion at $11
Matthew Stang	9.638554%	$293,590.35	26,690
Nicholas Zitelli	9.638554%	$293,590.35	26,690
Michael Safir	4.819277%	$146,795.18	13,345
Approved Trust 1 (Colleen Manley and Jessica Manley - Co-Trustees)	3.614458%	$110,096.39	10,009
Trans-Hi Family Trust (formally Eggluftstein Trust) (Colleen Manley Trustee)	6.024096%	$183,493.96	16,681
Judith Baker	22.289157%	$678,927.72	61,721
Candlelight Trust (Judith Baker - Trustee)	13.253012%	$403,686.75	36,699
Michael Kennedy Family Trust Under Section 2.4 of the Michael Kennedy Revocable Trust	4.464036%	$135,974.54	12,361
Non-Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	25.140543%	$765,780.95	69,616
Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	1.118313%	$34,063.81	3,097
Totals	100.000000%	$3,046,000.00	276,909

Conversion of balance of Purchase Note

Shareholder Name	Percent of Ownership of THC	Allocation of Balance of Purchase Note	Allocation of 75% Conversion Basis	Conversion at $11
Matthew Stang	9.638554%	$2,168,674.65	$1,626,505.99	147,864
Nicholas Zitelli	9.638554%	$2,168,674.65	$1,626,505.99	147,864
Michael Safir	4.819277%	$1,084,337.33	$813,253.00	73,932
Approved Trust 1 (Colleen Manley and Jessica Manley - Co-Trustees)	3.614458%	$813,253.05	$609,939.79	55,449
Trans-Hi Family Trust (formally Eggluftstein Trust) (Colleen Manley Trustee)	6.024096%	$1,355,421.60	$1,016,566.20	92,415
Judith Baker	22.289157%	$5,015,060.32	$3,761,295.23	341,936
Candlelight Trust (Judith Baker - Trustee)	13.253012%	$2,981,927.70	$2,236,445.78	203,313
Michael Kennedy Family Trust Under Section 2.4 of the Michael Kennedy Revocable Trust	4.464036%	$1,004,408.10	$753,306.08	68,482
Non-Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	25.140543%	$5,656,622.17	$4,242,466.62	385,679
Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	1.118313%	$251,620.43	$188,715.32	17,156
Totals	100.000000%	$22,500,000.00	$16,875,000.00	1,534,090

Final Note

Shareholder Name	Total Amount Due 8/31/2018			Reduction to 8/31/2018 Amount Due				
	Principal amount	Internest amount	Total Due	35% Wavier Conversion	Debt Reduction Conversion	Cash Payment Allocation	September and October Interest	New Note
Matthew Stang	$578,313.24	$359,919.09	$938,232.33	$328,383.00	$293,590.35	$144,578 31	$60,151.76	$231,832.43
Nicholas Zitelli (a)	$578,313.24	$359,919.09	$938,232.33		$293,590.35	$144,578 31	$63,546.05	$563,608.72
Michael Safir (a)	$289,156.64	$179,959.58	$469,116.22		$146,795.18	$72,289 16	$31,772.52	$281,804.40
Approved Trust 1 (Colleen Manley and Jessica Manley - Co-Trustees)	$216,867.48	$134,969.65	$351,837.13	$123,145.00	$110,096.39	$54,216.87	$22,556.89	$86,935.76
Trans-Hi Family Trust (formally Eggluftstein Trust) (Colleen Manley Trustee)	$361,445.80	$224,949.41	$586,395.21	$205,238.00	$183,493.96	$90,361 44	$37,594.85	$144,896.66
Judith Baker	$1,337,349.40	$832,312.93	$2,169,662.33	$759,385.00	$678,927.72	$334,337 36	$139,100.96	$536,113.21
Candlelight Trust (Judith Baker - Trustee)	$795,180.72	$494,888.74	$1,290,069.46	$451,528.00	$403,686.75	$198,795.18	$82,708.65	$318,768.18
Michael Kennedy Family Trust Under Section 2.4 of the Michael Kennedy Revocable Trust	$267,842.16	$166,694.28	$434,536.44	$152,086.00	$135,974.54	$66,960.54	$27,858.94	$107,374.30
Non-Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	$1,508,432.52	$938,788.29	$2,447,220.81	$856,526.00	$765,780.95	$377,108 13	$156,895.77	$604,701.50
Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	$67,098.80	$41,759.59	$108,858.39	$38,104.00	$34,063.81	$16,774 70	$6,979.08	$26,894.96
Totals	$6,000,000.00	$3,734,160.65	$9,734,160.65	$2,914,395.00	$3,046,000.00	$1,500,000 00	$629,164.47	$2,902,930.12

(a) - Signed Prior Wavier - No Conversion

New Note Calculation

Principal	$6,000,000
Int at 8/31	$3,734,161
Sept/Oct Int	$629,164
Int Conv	($2,914,395)
Cash Pmt	($1,500,000)
Debt Red	($3,046,000)
New Note	$2,902,930

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

HIGHTIMES HOLDING CORP.

PROMISSORY NOTE

Issuance Date: **November __, 2018** Original Principal Amount: **$__________**
Note No.

FOR VALUE RECEIVED, Hightimes Holding Corp., a Delaware corporation ("Hightimes" or the "Maker"), hereby promises to pay to the order of ______________________________ (the "Payee"), or his, her or its registered assigns (together with the Payee, the "Holder") the amount set out above as the Original Principal Amount as reduced pursuant to Section 3 below pursuant to mandatory or voluntary prepayments (the "Principal Amount") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal Amount at the applicable Interest Rate from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

This Note is one of a series of promissory notes aggregating $2,902,930 in Original Principal Amounts (the "Final Notes") that has been issued to the Payee and former stockholders of Trans-High Corporation, pursuant to an agreement, dated of even date herewith, among Hightimes, the Payee and the other former stockholders of Trans-High Corporation (the "Agreement"). Unless otherwise defined in this Note, all capitalized terms, when used herein shall have the same meaning as is defined in the Agreement.

The Original Principal Amount is ____________________________________($_____) dollars. For purposes hereof, the term "Outstanding Amount" shall mean the Principal Amount, plus any accrued but unpaid interest at the Interest Rate, as the same shall be reduced from time to time prior to the Maturity Date pursuant to the terms of Section 3 hereof, and the term "Outstanding Balance" means the Outstanding Amount, that is due and payable on the Maturity Date. As used in this Note, the term "Business Day" shall mean any day of the week, other than

Saturdays, Sundays or national holidays or other dates in which Citibank, N.A. shall be closed for business.

1. Payment of Outstanding Balance. The Outstanding Balance of this Note shall be due and payable on October 31, 2019 (the "Maturity Date").

2. Interest. Interest on the Principal Amount shall be payable in cash at an annual rate of twelve percent (12%) (the "Interest Rate") and shall be paid on each Mandatory Prepayment Date (as defined below) and on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Note is registered on the records of the Maker regarding registration and transfers of Notes.

3. Prepayment of Note.

(a) *Mandatory Prepayments.* The Outstanding Amount of this Note shall be subject to mandatory prepayment (applied first to accrued interest at the Interest Rate and then to the then outstanding Principal Amount) at the rate of twenty percent (20%) of all net proceeds (defined as gross proceeds, less selling commissions, escrow fees and selling expenses) received in cash by Hightimes from any one or more public and private financings that may occur from November 1, 2018 through and including the October 31, 2019 Maturity Date, including the currently pending Regulation A+ initial public offering of Hightimes that is currently due to terminate on November 30, 2018 (the "IPO").

(b) Mandatory Prepayment Procedures. In connection with the IPO, Hightimes shall (i) furnish to the Payee and the other former stockholders of Trans-High Corporation holding Final Notes, a report, dated as of November 15, 2018 and November 30, 2018, and if funds still remain in escrow on December 1, 2018, on each of December 15, 2018 and (if applicable) December 30, 2018 (each a "Cash Receipts Report") setting forth all proceeds received in cash by Hightimes from its Prime Trust escrow agent, less all applicable itemized escrow fees, commissions and related selling expenses, (ii) instruct its Prime Trust escrow agent to remit twenty percent (20%) of such net proceeds to the CKR Law LLP attorneys IOLA escrow account, and (iii) allocate and instruct CKR Law LLP to wire the appropriate amount of such net proceeds to the Holder and each of the other holders of Final Notes. The Cash Receipts Report shall be delivered not later than five (5) Business Days following the 15th and 30th of each of November and (to the extent applicable) December 2018 and all such payments to the Holder and other holders of Final Notes shall be paid not later than five (7) Business Days following such dates (each a "Mandatory Prepayment Date"). In addition to the foregoing, after completion of the IPO and the payment of the allocable net proceeds as set forth herein, Hightimes shall include in any offering documents or related agreements with underwriters or placement agents entered into prior to the Maturity Date with respect to any other public or private financings for Hightimes, similar instructions with respect to the funding to the holders of the Final Notes of twenty percent (20%) of the net proceeds of such financings, as, if and when any of such financings shall be consummated.

(c) *Voluntary Prepayments*. In addition to and not in lieu of the mandatory prepayments referred to above, the Maker shall have the right (but not the obligations) to voluntarily prepay, all or any portion of the Outstanding Amount of this Note without penalty or premium of any kind (each a "Voluntary Prepayment"). Any such Voluntary

Prepayment(s) shall be applied first to accrued Interest at the Interest Rate and next to any Principal Amount then outstanding.

4. Events of Default.

(a) An "Event of Default", wherever used herein, means the occurrence and during the continuation of any one of the following events, whatever the reason, and whether it shall be voluntary or involuntary, or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body:

(i) The Maker' failure to pay to the Holder any Outstanding Amount of this Note when due on any Mandatory Prepayment Date of the Maturity Date, as applicable; or

(ii) Hightimes shall fail to make the two installment Cash Payments referred to in the Agreement within three (3) Business Days of the due dates thereof; or

(iii) The Maker or any material subsidiary of the Maker shall commence, or there shall be commenced against the Maker or any material subsidiary of the Maker under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Maker or any material subsidiary of the Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker or any material subsidiary of the Maker or there is commenced against the Maker or any material subsidiary of the Maker any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or the Maker or any material subsidiary of the Maker is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Maker or any material subsidiary of the Maker suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Maker or any material subsidiary of the Maker makes a general assignment for the benefit of creditors; or the Maker or any material subsidiary of the Maker shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Maker or any material subsidiary of the Maker shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Maker or any material subsidiary of the Maker shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Maker or any material subsidiary of the Maker for the purpose of effecting any of the foregoing.

(b) Upon the occurrence and during the continuation of any Event of Default, the Holder of this Note, upon written notice to Hightimes (with a simultaneous copy of such notice sent to ExWorks), may accelerate payment of the Outstanding Balance of this Note and demand immediate payment of the entire then Outstanding Balance of this Note.

(c) If the Holder shall be required to place this Note in the hands of an attorney to seek to collect amounts due and owing hereunder, the Maker shall pay, in addition to the Outstanding Balance, all costs of collection, including reasonable attorneys' fees.

5. Miscellanous.

a. Assignability. The Maker may not assign this Note. This Note will be binding upon the Maker and its successors and will inure to the benefit of the Holder and his, her or its successors and assigns and may be assigned by the Holder to anyone of its choosing without Maker's approval.

b. Lost, Stolen or Mutilated Note. Upon receipt by the Maker of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Maker in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Maker shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(c) Any notices, consents, waivers or other communications required or permitted to be given by registered to certified mail as set forth below.

The addresses for such communications shall be:

If to the Maker:
Hightimes Holding Corp.
10990 Wilshire Blvd
Penthouse
Los Angeles, California 90024-3898
Attn: Adam Levin, CEO
Email: Adam@higtimes.com

If to the Holder:
____
____
____
Email:____________________

d. This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the city and county of Los Angeles, in the State of California. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts

e. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or

deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

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